Exhibit 99.1

OncoMed Pre-Announces 2014 Year-End Cash Balance and

Provides 2015 Guidance

Begins 2015 with $232 Million in Cash

Potential Milestones from Existing Partnerships in 2015/2016 Projected at Over $150 Million

REDWOOD CITY, Calif. – January 12, 2015 – OncoMed Pharmaceuticals, Inc. (Nasdaq:OMED), a clinical-stage company developing novel therapeutics that target cancer stem cells (CSCs), or tumor-initiating cells, pre-announced its 2014 year-end cash balance and provided top-line financial guidance for 2015, including anticipated cash spend and additional detail around several key potential financial milestones from existing collaborative partnerships.

•	OncoMed ended 2014 with $232 million in cash, exceeding its updated 2014 guidance predicting year-end cash of over $225 million

•	2014 full-year operating expenses are anticipated to be $90-95 million, in accordance with previous guidance

•	2015 cash expenses are expected to total $100-$110 million, excluding non-cash stock-based compensation, depreciation, and amortization expenses

•	OncoMed projects a 2015 year-end cash balance of over $120 million, before considering the receipt of any potential collaboration milestones

•	OncoMed could receive more than $150 million in milestone and option payments from partners during 2015 and 2016

•	OncoMed left unchanged its guidance that existing cash combined with future potential milestones may fund company operations through commercialization without the need for additional financing

“We ended 2014 with a very strong balance sheet, having advanced multiple programs to the next stages of clinical development and maintaining highly productive cancer stem cell and immuno-oncology discovery research,” said Paul J. Hastings, OncoMed’s Chairman and Chief Executive Officer. “We begin 2015 with six OncoMed-discovered drugs in the clinic, including multiple randomized Phase 2 clinical trials, as well as new pathways and targets being discovered and developed internally. Several significant future milestone payments from our partners may continue to enable our progress through commercialization without additional financing.”

2015-2016 Key Financial Milestones

Potential milestones from OncoMed’s collaborations with Celgene, Bayer and GlaxoSmithKline (GSK) anticipated in the 2015-2016 timeframe include:

•

Demcizumab safety milestone ($70 million) - OncoMed is eligible to achieve a $70 million milestone from Celgene for successful completion of a Phase 2 interim safety analysis associated with the demcizumab (anti-DLL4, OMP-21M18) program. The safety analysis will be performed by an independent data safety monitoring board (DSMB) using pre-specified cardiopulmonary safety criteria agreed to in the collaboration agreement. At the European Society for Medical

Oncology (ESMO) 2014 Congress, OncoMed reported that 64 patients have been treated in the Phase 1b studies of demcizumab using the truncated dosing schedule that will be used in Phase 2. The majority of these patients have now been followed for greater than 100 days without any moderate-to-severe cardiopulmonary toxicities. The timing of potential milestone achievement depends on enrollment of OncoMed’s NSCLC (DENALI) and pancreatic cancer (YOSEMITE) Phase 2 trials. OncoMed anticipates the DSMB analysis could occur in late 2015 or early 2016.

•	Wnt program opt-ins ($40 million) - OncoMed is eligible to achieve a $25 million payment upon Bayer’s option exercise for vantictumab (anti-Fzd7, OMP-18R5), and $15 million upon Bayer’s option exercise for ipafricept (Fzd8-Fc, OMP-54F28). Bayer can elect to exercise its option on these programs at any point through completion of Phase 1b trials. Both programs are currently enrolling in ongoing Phase 1b trials. OncoMed anticipates presenting opt-in data packages to Bayer during the second half of 2015 or first half of 2016, depending on enrollment of Phase 1b trials.

•	Anti-Notch1 opt-in ($18.75 million) - OncoMed anticipates that Phase 1 data sufficient for GSK to determine whether to exercise its option for anti-Notch1 (OMP-52M51) will be available in late 2015 or early 2016. If GSK exercises its option to anti-Notch1 based on Phase 1 data, OncoMed will be eligible to receive an $18.75 million payment. GSK may also elect to defer its decision until the end of Phase 2, in which case the option exercise fee increases to $25 million.

•	Anti-Notch1 Phase 1 dose expansion ($5 million) - OncoMed anticipates enrollment in the near future of the first patient in the expansion cohort of its Phase 1 solid tumor trial of anti-Notch1. The expansion stage of the study will enroll patients whose tumors demonstrate overexpression of the activated form of Notch1. Enrollment of the first patient will trigger a $5 million milestone under OncoMed’s collaboration with GSK.

•	Tarextumab opt-in ($25 million) - OncoMed anticipates potential Phase 2 data from the ALPINE pancreatic cancer trial of tarextumab (anti-Notch2/3, OMP-59R5) in the first half of 2016. GSK may exercise its option for tarextumab through the end of the Phase 2 trials of tarextumab. If GSK elects to exercise its option, OncoMed is eligible to receive a $25 million payment.

•	Several other important milestones could also be achieved in 2015/2016 related to preclinical and small molecule programs in OncoMed’s Celgene and Bayer collaborations.

2015 Pipeline Progress

OncoMed also outlined anticipated pipeline progress for 2015:

•	Demcizumab

¡	Initiate global, randomized, placebo-controlled Phase 2 DENALI NSCLC trial

¡	Initiate global, randomized, placebo-controlled Phase 2 YOSEMITE pancreatic cancer trial

¡	Conduct interim safety analysis associated with the Phase 2 DENALI and YOSEMITE demcizumab trials

¡	Report final Phase 1b clinical trial results from both the demcizumab non-small cell lung cancer and pancreatic clinical trials, including biomarker data

¡	Complete ovarian cancer Phase 1b trial (demcizumab plus paclitaxel) and make go/no-go decision on Phase 2 in this indication

•	Tarextumab:

¡	Complete target Phase 2 enrollment of 124 patients in Phase 2 ALPINE pancreatic cancer trial

¡	Report final Phase 1b clinical trial results from the ALPINE trial of tarextumab in pancreatic cancer and the PINNACLE study of tarextumab in small-cell lung cancer

¡	Present updated biomarker data from the ALPINE and PINNACLE trials

•	Anti-Notch1:

¡	Enroll biomarker-positive patients in Phase 1 single-agent expansion cohort

¡	Present clinical data from biomarker-selected expansion cohort

•	Vantictumab:

¡	Enroll patients in Phase 1b pancreatic, NSCLC, and breast cancer trials

¡	Report data from ongoing Phase 1b clinical trials

•	Ipafricept:

¡	Enroll patients in Phase 1b pancreatic, ovarian, and hepatocellular cancer trials

¡	Report data from ongoing Phase 1b clinical trials

•	Anti-DLL4/VEGF bispecific:

¡	Enroll patients in Phase 1a dose-escalation clinical trial

•	Anti-RSPO3:

¡	File Investigational New Drug application with the Food and Drug Administration

¡	Initiate Phase 1a single-agent clinical trial

OncoMed plans to hold an R&D Day for investors and analysts during the first half of 2015 to discuss its research and development programs in greater detail.

Additional Financial Milestone Information about OncoMed’s Collaborations:

Overall, in future years, beginning in 2015 under its collaboration agreements with Celgene, Bayer, and GSK, OncoMed is eligible for over $4 billion in total potential milestone and option payments from its partners, including up to the following amounts for individual programs:

•	Demcizumab: ~$790 million

•	Tarextumab: $319.5 million

•	Vantictumab: $357.5 million

•	Ipafricept: $347.5 million

•	Anti-Notch1: $335.5 million

•	Anti-DLL4/VEGF bispecific: ~$505 million

•	Anti-RSPO3: ~$440 million

•	Additional RSPO and undisclosed pathway biologics: ~$440 million each, up to 3 programs

•	Bayer small molecule programs: $110 million

•	Celgene small molecule programs: over $100 million

To date, OncoMed has received over $373 million from its existing partners.

Reminder: OncoMed Chairman and CEO Paul J. Hastings will present at the 33rd Annual J.P. Morgan Healthcare Conference in San Francisco on Thursday, January 15, 2015 at 7:30 am Pacific Time. The presentation will be webcast live and available for replay from the OncoMed website in the Investor Relations section.

About OncoMed Pharmaceuticals

OncoMed Pharmaceuticals is a clinical-stage company focused on discovering and developing novel therapeutics targeting cancer stem cells (CSCs). OncoMed has six anti-cancer product candidates in clinical development, including demcizumab (anti-DLL4, OMP-21M18), tarextumab (anti-Notch2/3, OMP-59R5), anti-Notch1 (OMP-52M51), anti-DLL4/VEGF bispecific antibody (OMP-305B83), vantictumab (anti-FZD7, OMP-18R5), and ipafricept (FZD8-Fc, OMP-54F28), which each target key cancer stem cell signaling pathways including Notch and Wnt. OncoMed plans to file an Investigational New Drug application in early 2015 for anti-RSPO3 (OMP-131R10), an antibody targeting a third key cancer stem cell signalling pathway called R-spondin-LGR. OncoMed is also pursuing discovery of additional novel anti-CSC and cancer immunotherapy product candidates. OncoMed has formed strategic alliances with Celgene Corporation, Bayer Pharma AG and GlaxoSmithKline (GSK). Additional information can be found at the company’s website: www.oncomed.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding OncoMed Pharmaceuticals, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including OncoMed’s expectations regarding the ability of OncoMed to advance its research and development pipeline, including its discovery and preclinical pipeline and its six product candidates in clinical trials; the timing of the initiation of randomized Phase 2 clinical trials for demcizumab and the interim safety analysis associated with those trials; the timing of an Investigational New Drug application filing and initiation of a Phase 1a clinical trial for anti-RSPO3; OncoMed’s ability to achieve its milestones in the future, including successful completion of the Phase 2 interim safety analysis for demcizumab and enrollment in the anti-Notch1 Phase 1 expansion cohort, as well as the timing of achievement of such milestones; the safety profile of demcizumab at Phase 2 doses; the timing and availability of data from preclinical studies and ongoing clinical trials, including Phase 1 anti-Notch 1 data sufficient for GSK to determine whether to exercise its option and Phase 1b vantictumab and ipafricept data sufficient for Bayer to determine whether to exercise its options; the timing and likelihood of any decision by GSK and Bayer to exercise their respective options on OncoMed’s programs; and OncoMed’s guidance regarding projected expenses for 2015, year-end cash for 2015, potential milestone and option fee payments from partners, and the period in which cash will be available to fund its operating expenses and capital expenditures. Such forward-looking statements involve substantial risks and uncertainties that could cause OncoMed’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; the risks and uncertainties of the regulatory approval process; OncoMed’s dependence on its collaboration partners, including Celgene, GSK and Bayer, for the funding of its partnered programs; OncoMed’s ability to raise additional capital to support the development of its unpartnered programs; OncoMed’s dependence on the development and marketing efforts of its partners for the commercial success of its partnered product candidates; OncoMed’s reliance on third parties to conduct certain preclinical studies and all of its clinical trials; OncoMed’s reliance on single source third-party contract manufacturing organizations to manufacture and supply its product candidates; OncoMed’s ability to validate, develop and obtain regulatory approval for companion diagnostics; OncoMed’s ability to achieve market acceptance and commercial success of its product candidates once regulatory approval is achieved; OncoMed’s ability to discover, develop and commercialize additional product candidates; the ability of competitors to discover, develop or commercialize competing products more quickly or more successfully; OncoMed’s dependence on its Chairman and Chief Executive Officer, its Chief Scientific Officer, its Chief Medical Officer and other key executives; risk of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate OncoMed’s patents or proprietary rights; and the ability of OncoMed’s proprietary rights to protect its technologies and product candidates. OncoMed undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to OncoMed’s business in general, see OncoMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission (SEC) on March 18, 2014, OncoMed’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on

May 8, 2014, OncoMed’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed with the SEC on August 7, 2014, and OncoMed’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed with the SEC on November 4, 2014.

Contact:

OncoMed Pharmaceuticals

Michelle Corral

Investor Relations and Corporate Communications

michelle.corral@oncomed.com

(650) 995-8373

Shari Annes

Annes Associates

shari.annes@oncomed.com

(650) 888-0902

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